                                                                      EXHIBIT 23


The Board of Directors
Community Bankshares, Inc.:


We consent to the incorporation by reference in the Registration Statements (Nos. 33-53678, 33-18853 and 33-44264) on Form S-8 and in the Registration Statement (No. 33-87956) on Form S-3 of our report dated January 17, 1996, relating to the consolidated balance sheets of Community Bankshares, Inc. and subsidiaries (the Company) as of December 31, 1995 and June 30, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the six months ended December 31, 1995 and for each year in the three year period ended June 30, 1995, which appears in the December 31, 1995 annual report on Form 10-K of Community Bankshares, Inc. Our report indicates that the Company adopted Statements of Financial Accounting Standards No. 122, "Accounting for Mortgage Servicing Rights an Amendment of FASB Statement No. 65," effective July 1, 1994.



                                                KPMG Peat Marwick LLP


Boston, Massachusetts
March 28, 1996